UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 5, 2022

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, NJ 07866

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

electroCore, Inc. (the “Company”) is filing this Amendment No. 1 to amend the Company’s Current Report on Form 8-K filed on March 9, 2022 (the “Prior 8-K”) to update certain disclosures therein under Item 5.02. The disclosure contained in Item 5.02 of the Prior 8-K is hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment No. 1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Prior 8-K, on March 9, 2022, the Company’s Board of Directors (the “Board”) appointed Julie Goldstein and Patricia Wilber to the Board, effective March 15, 2022. At the time of the Prior 8-K filing, the Board had not yet determined the Board committee assignments for Ms. Goldstein and Ms. Wilber.

This Current Report on Form 8-K/A hereby amends the Prior 8-K to disclose that on May 5, 2022, the Board appointed (i) Ms. Goldstein to the Nominating and Corporate Governance Committee and (ii) Ms. Wilber to the Audit Committee. Following these appointments, the three standing committees of the Board are constituted as follows:

Audit Committee: Thomas M. Patton (Chair), Michael G. Atieh, John P. Gandolfo and Patricia Wilber.

Nominating and Corporate Governance Committee: Thomas J. Errico, M.D. (Chair), F. Peter Cuneo and Julie Goldstein.

Compensation Committee: Trevor J. Moody (Chair), Thomas J. Errico, M.D., and John P. Gandolfo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

May 6, 2022	/s/ Brian Posner
Brian Posner
Chief Financial Officer